UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 16, 2007
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                         ACCELR8 TECHNOLOGY CORPORATION
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

          Colorado                      0-11485                   84-1072256
          --------                      -------                   ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

              7000 North Broadway, Building 3-307, Denver, CO 80221
              -----------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 863-8808
               ---------------------------------------------------
               Registrant's telephone number, including area code:

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     Effective February 16, 2007, David R. Loftus resigned as Accelr8 Technology Corporation's (the "Corporation") Controller and principal accounting officer and the Corporation appointed Janice Marie Blue as the Controller and principal accounting officer.

     Ms. Blue, age 51, served as a staff accountant from August 2006 to January 2007 with Harper Lutz Zuber Potenza & Associates, LLC, a Certified Public Accounting firm located in Denver. From October 2000 to August 2006, Ms. Blue was self employed in the real estate sector. From June 1988 to October 2000, Ms. Blue was the owner and a tax accountant for Jan Blue, Inc., a Certified Public Accounting firm. From 2000 to 2002, Ms. Blue performed consulting services to Hartfield, Sonnier & Blue, LLC, the successor firm of Jan Blue, Inc. Ms. Blue holds a Bachelor of Science degree in Accounting from Metropolitan State College. Ms. Blue is a Certified Public Accountant licensed in the State of Colorado.

     There are no related party transactions between the Corporation and Ms. Blue or members of her immediate family as described in Regulation S-B 404(a).





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Date:  February 20, 2007               ACCELR8 TECHNOLOGY CORPORATION

                                       By: /s/ Thomas V. Geimer
                                       -----------------------------------------
                                       Thomas V. Geimer, Chief Executive Officer